Exhibit 99.1

Filed by Occam Networks, Inc.

Commission File No. 001-33069

Pursuant to Rule 425 Under the Securities Act of 1933

And Deemed Filed Pursuant to Rule 14a-12

Under the Securities Exchange Act of 1934

Subject Company: Occam Networks, Inc.

Commission File No. 001-33069

This filing relates to the proposed acquisition by Calix, Inc, a Delaware corporation (“Calix”), of Occam Networks, Inc., a Delaware corporation (“Occam Networks”), pursuant to the terms of that certain Agreement and Plan of Merger and Reorganization, dated as of September 16, 2010, by and among Calix, Ocean Sub I, Inc., Ocean Sub II, LLC and Occam Networks.

Calix to acquire Occam Networks

Acquisition will bring together key innovators in Ethernet, copper, and fiber access technologies, enhancing the portfolio of access systems and software available to communications service providers and enable greater broadband services proliferation

PETALUMA, CA and SANTA BARBARA, CA—September 16, 2010—Calix, Inc. (NYSE: CALX) and Occam Networks, Inc. (NASDAQ: OCNW) today announced that the companies have entered into a definitive agreement for Calix to acquire Occam Networks in a stock and cash transaction valued at approximately $171 million, which is approximately $7.75 per outstanding share of Occam Networks stock.

Upon the completion of the acquisition, each outstanding share of Occam Networks common stock (other than those shares with respect to which appraisal rights are available, properly exercised and not withdrawn) will be converted into the right to receive (a) $3.8337 per share in cash, without interest plus (b) 0.2925 of a validly issued, fully paid and non-assessable share of Calix common stock.  After the completion of the acquisition, former Occam Networks stockholders will own between 16.5 percent and 18.9 percent of the outstanding shares of Calix’s common stock based on the number of Calix share outstanding as of September 15, 2010.

Additionally, after the completion of the acquisition, one non-management member of the current Occam Networks Board of Directors is expected to be appointed for election to serve on the Calix Board of Directors.

The combined organization of Calix and Occam Networks is expected to provide communications service providers across North America, the Caribbean, Latin America, and select global markets with an enhanced portfolio of advanced broadband access systems, and accelerate innovation across the expanded Calix Unified Access portfolio.  The acquisition is expected to result in more access options over both fiber and copper for communications service providers to deploy, which could expedite the proliferation of advanced broadband services to both residential and business subscribers, including such services as high-speed Internet, IPTV, VOIP, Ethernet business services, and other advanced broadband applications.

“The rate of change is accelerating for communications service providers, and Calix is fully committed to providing our customers with the broadest portfolio of innovative access network options to adapt to this changing world,” said Carl Russo, president and chief executive officer of Calix.  “By combining Occam Networks’ expertise in IP and Ethernet, Calix’s strength in fiber access, and both companies’ experience in copper access, we believe there is a clear opportunity to further enhance the Calix Unified Access portfolio, accelerate its future innovation, and enable greater broadband deployment by communications service providers globally.  As a result of this acquisition, communications service providers can expect new innovations to the expanded Calix Unified Access portfolio that directly address the emerging needs of the broadband-connected consumer while also making these communications service providers more capitally and operationally efficient.  We are excited about what this combination of top engineering and support talent will mean to bringing new and accelerated access network innovation to our joint customers and communications service providers.”

“With more than 380 communications service providers as customers and a robust access systems portfolio, Occam Networks has become synonymous with IP and Ethernet access innovation, yet with the rate of change in our industry continuing to increase, we were looking for ways to accelerate our rate of innovation,” said Bob Howard-Anderson, Occam Networks’ president and chief executive officer.  “By combining our extensive IP and Ethernet access platforms and resources with Calix’s robust Unified Access portfolio and deep expertise in fiber access, we lay a foundation for extensive future innovation.  We are excited about the opportunity to combine forces with Calix, and with the cultures of continued innovation and commitment to customer success that both companies share, we believe we can bring accelerated access network innovation and opportunity to communications service providers, consumers, and businesses alike.”

Calix expects to complete the acquisition in the fourth quarter of 2010 or first quarter of 2011, subject to Occam Networks stockholder approval, receipt of required regulatory clearance and the satisfaction of certain other customary closing conditions.  Occam Networks stockholders representing approximately 27% percent of Occam Networks’ outstanding common stock have signed an agreement to vote their shares in favor of this transaction.  It is anticipated that the acquisition will be accretive to Calix’s non-GAAP earnings per share in the second quarter of 2011.

Conference Call

In conjunction with this announcement, Calix and Occam Networks will host a joint conference call to discuss the proposed acquisition at 5:30 a.m. PDT (8:30 a.m. EDT) today.  A live audio webcast and replay of the call will be available in the Investor Relations section of the Calix web site at http://investor-relations.calix.com.

Live call access information:

•                  Dial-in number: (866) 778-0543 (U.S.) or (857) 350-1681 (outside the U.S.)

•                  Passcode: 46029329

Replay call access information:

•                  Replay call dial-in: (888) 286-8010 (U.S.) or (617) 801-6888 (outside the U.S.)

•                  Passcode: 46383469

The conference call and webcast will include forward looking information.

About Calix

Calix, Inc. (NYSE: CALX) is a leading provider in North and Latin America of broadband communications access systems and software for copper- and fiber- based network architectures that enable communications service providers to connect to their residential and business subscribers.  Calix enables communications service providers to provide a wide range of revenue-generating services, from basic voice and data to advanced broadband services, over legacy and next-generation access networks.  The Calix Unified Access Portfolio helps these companies to transform their legacy and mixed protocol access networks to fiber and Ethernet.  Calix has shipped over seven million ports of its Unified Access Infrastructure portfolio to more than 500 North American and international customers, whose networks serve over 40 million subscriber lines in total. For more information, visit the Calix website at www.calix.com.

About Occam Networks

Occam Networks’ broadband access solutions empower service providers to offer profitable new voice, data and video services over copper and fiber.  Occam Networks systems deliver flexibility and scalability in a Triple Play world.  Over three million BLC 6000 ports are currently deployed at over 380 service providers worldwide.  For more information, please visit www.occamnetworks.com.

Occam Networks and Occam BLC 6000 are either registered trademarks or trademarks of Occam Networks, Inc. in the United States and/or other countries.

All other trademarks mentioned are the property of their respective owners.

Calix Investor Relations Contact:	Occam Networks Investor Relations Contact:
Carolyn Bass	Jeanne Seeley
415-445-3232	805-692-2957
Carolyn.Bass@Calix.com	ir@occamnetworks.com

Calix Press Contact:	Occam Networks Press Contact:
Catherine Koo	Neila Matheny
415-992-4400	510-748-8200 ext 215
Calix@lewispr.com	nmatheny@engagepr.com

Additional Information and Where You Can Find It

Calix will file a Registration Statement on Form S-4 containing a proxy statement/prospectus and other documents concerning the proposed acquisition with the Securities and Exchange Commission (the “SEC”).  Investors are urged to read the proxy statement/prospectus when it becomes available and other relevant documents filed with the SEC because they will contain important information.  Security holders may obtain a free copy of the proxy statement/prospectus (when it is available) and other documents filed by Calix and Occam with the SEC at the SEC’s web site at http://www.sec.gov.  The proxy statement/prospectus and other documents may also be obtained for free by contacting Calix Investor Relations by e-mail at Carolyn.Bass@Calix.com, by telephone at 415-445-3232 or by mail at Investor Relations, Calix, Inc., 1035 N. McDowell Blvd., Petaluma, CA 94954 or by contacting Occam Investor Relations by e-mail at ir@occamnetworks.com, by telephone at 805-692-2957 or by mail at Occam Networks Investor Relations 6868 Cortona Drive, Santa Barbara, CA 93117.

Participants in the Acquisition of Occam Networks

Calix, Occam Networks, certain of their respective directors, executive officers, members of management and employees may, under the rules of the SEC, be deemed to be participants in the solicitation of proxies in favor of the proposed merger.  Information regarding the persons who may be considered “participants” in the solicitation of proxies will be set forth in Calix’s proxy statement/prospectus when it is filed with the

SEC.  Information regarding certain of these persons and their beneficial ownership of Calix common stock as of December 31, 2009 is also set forth in the prospectus filed by Calix on March 24, 2010 with the SEC. This document is available free of charge at the SEC’s web site at www.sec.gov or by going to Calix’s Investor Relations page on its corporate website at www.Calix.com.  Information concerning Occam Networks’ directors and executive officers is set forth in Occam Networks’ proxy statement for its 2010 Annual Meeting of Stockholders, which was filed with the SEC on April 8, 2010.  This document is available free of charge at the SEC’s website at www.sec.gov or by going to Occam Networks’ Investor Relations page on its corporate web site at www.OccamNetworks.com.  Additional information regarding the persons who may, under the rules of the SEC, be deemed participants in the solicitation of proxies in connection with the proposed merger, and a description of their direct and indirect interests in the proposed merger, which may differ from the interests of Calix stockholders or Occam Networks stockholders generally will be set forth in the proxy statement/prospectus when it is filed with the SEC.

Forward-Looking Statements

This document contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934. These statements can be identified by the words, “believes,” “views,” “expects,” “projects,” “hopes,” “could,” “will,” “intends,” “should,” “estimate,” “would,” “may,” “anticipates,” “plans” and other similar words.  These statements are based on management’s current expectations, estimates, forecasts, projections and beliefs and are subject to a number of factors and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements.  The forward-looking statements contained in this document include statements about the timing of completion of the acquisition, future financial and operating results; benefits of the acquisition to stockholders, employees and customers; potential synergies and cost savings resulting from the acquisition; the ability of the combined organization to drive growth and expand their relationships, the ability of the combined organization to provide an enhanced portfolio of advanced broadband access systems, increase and accelerate access innovation, increase access options, enable greater broadband deployment by communications service providers globally and make communications service providers more capitally and operationally efficient; anticipated accretion to non-GAAP earnings; and other statements regarding the proposed acquisition. These statements are not guarantees of future performance, involve risks, uncertainties and assumptions that are difficult to predict, and are based upon assumptions as to future events that may not prove accurate. Therefore, actual outcomes and results may differ materially from what is expressed herein. For example, if Occam Networks does not receive required stockholder approval or the parties fail to satisfy other conditions to closing, the transaction may not be consummated. In any forward-looking statement in which Calix or Occam Networks expresses an expectation or belief as to future results, such expectation or belief is expressed in good faith and believed to have a reasonable basis, but there can be no assurance that the statement or expectation or belief will result or be achieved or accomplished. The following factors, among others, could cause actual results to differ materially from those described in the forward-looking statements: failure of the Occam Networks stockholders to approve the proposed transaction; the challenges and costs of closing, integrating, restructuring and achieving anticipated synergies; the ability to retain key employees; and other economic, business, competitive, and/or regulatory factors affecting the businesses of Calix and Occam Networks generally, including those set forth in the filings of Calix with the Securities and Exchange Commission, especially in the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of Calix’s prospectus filed with the SEC on March 24, 2010 and its quarterly reports on Form 10-Q, Occam Networks’ annual reports on Form 10-K and quarterly reports on Form 10-Q, each of Calix’s and Occam Networks’ current reports on Form 8-K and other SEC filings.  These forward-looking statements speak only as of the date hereof.  Calix and Occam Networks are under no obligation to (and expressly disclaim any such obligation to) update or alter their forward-looking statements whether as a result of new information, future events, or otherwise.